SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

INTRUSION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 26, 2006, we received  notice from the Nasdaq Listing Qualifications Department of non-compliance with Nasdaq Marketplace Rule 4310(c)(4) because Intrusion’s closing bid price was under $1.00 per share for 30 consecutive business days. In accordance with Marketplace Rule 4310(c)(8)(D), Intrusion will be provided 180 calendar days, or until December 26, 2006, to regain compliance. The notice from Nasdaq states that, if, at anytime before December 26, 2006, the bid price of Intrusion’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq Listing Qualifications Staff will provide written notification that it complies with the Rule.

If Intrusion is unable to comply by December 26, 2006, the Nasdaq staff will determine at that time whether Intrusion’s common stock should be delisted from the Nasdaq Capital Market. If such a determination is made, Intrusion may appeal that determination to a Listing Qualifications Panel. While there can be no assurance that the bid price of Intrusion’s common stock will close above $1.00 per share for 10 consecutive business days or that any action taken by Intrusion will be effective in increasing the price of its common stock, Intrusion  is exploring all possible avenues to preserve its Nasdaq listing.

A copy of the Company’s press release dated June 29, 2006 is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1 —  Press release issued by Intrusion Inc. on June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: June 29, 2006	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Intrusion Inc. on June 29, 2006.